Exhibit 10.27
WARRIOR MET COAL, INC.
AMENDMENT TO RESTRICTED STOCK UNIT AWARD AGREEMENTS

This AMENDMENT TO RESTRICTED STOCK UNIT AWARD AGREEMENTS (this “Amendment”) is made and entered into as of _________, 2019, by and between Warrior Met Coal, Inc., a Delaware corporation (the “Company”), and _____________ (the “Grantee”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below). The effective date of this Amendment shall be January 1, 2020.

WHEREAS, the Grantee has received certain (i) Awards of Restricted Stock Units pursuant to Section 9 of the Warrior Met Coal, Inc. 2017 Equity Incentive Plan (the “Plan”), each of which is reflected in a Restricted Stock Unit Award Agreement (Time-Based Vesting Award), by and between the Company and the Grantee, dated March 5, 2018 and February 8, 2019 (the “Time-Based RSU Award Agreements”) and (ii) Awards of Restricted Stock Units pursuant to Sections 9 and 11 of the Plan, each of which is reflected in a Restricted Stock Unit Award Agreement (Performance-Based Vesting Award), by and between the Company and the Grantee, dated March 5, 2018 and February 8, 2019 (the “Performance-Based RSU Award Agreements” and, collectively with the Time-Based RSU Award Agreements, the “Award Agreements”); and

WHEREAS, pursuant to Section 4 of the Plan, the Compensation Committee of the Board of Directors (the “Compensation Committee”) has the full power and authority to administer the Plan, including the authority to accelerate the vesting of any outstanding Awards; and

WHEREAS, the Compensation Committee believes it is desirable for the Company and the Grantee to amend the Award Agreements to provide for the accelerated vesting or issuance, as applicable, of the related Awards in the event of the termination of the Grantee’s continuous employment with the Company as a result of the Grantee’s death, disability or Retirement (as defined in the Award Agreements).

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.    Section 3(b)(ii) of each of the Time-Based RSU Award Agreements is hereby deleted and replaced with the following:

“(ii)    In the event of the termination of the Participant’s continuous employment with the Company or an Affiliate as a result of the Participant’s death, disability (as defined and determined in the sole discretion of the Committee) or Retirement prior to the third anniversary of the Grant Date, any unvested RSUs held by the Participant shall vest in full. The Company shall issue the vested RSUs in accordance with the timing specified in Section 3(d) below.
For purposes of this Agreement, the term “Retirement” shall mean a termination by the Participant of his or her continuous employment that occurs on or after the date on which the Participant attains the age of fifty-five (55) and has completed at least five (5) years of employment with the Company or any of its Affiliates.”

2.    Section 3(d) of each of the Time-Based RSU Award Agreements is hereby deleted and replaced with the following:

“(d)    Settlement. Vested RSUs will be settled in shares of Common Stock as soon as reasonably practicable following the date on which such RSUs vest; provided, however, that in no event shall such RSUs be settled more than thirty (30) days after such vesting date. Notwithstanding the foregoing, for a Participant who is or becomes eligible for Retirement at any time prior to the third anniversary of the Grant Date, any RSUs that become vested as a result of a Participant’s Retirement pursuant to Section 3(b)(ii) above, shall be settled as soon as reasonably practicable following the earlier of (i) such Participant’s Separation from Service or (ii) the anniversary applicable to such portion of vested RSUs as provided in Section 3(a); provided, however, that in no event shall such vested RSUs be settled more than thirty (30) days after such “earlier of” date.
For purposes of this Agreement, the actual date of settlement for the vested RSUs shall in each case be known as the “Settlement Date.” Upon the issuance of the shares to the Participant, the corresponding RSUs shall cease to be credited to the Account.

For purposes of this Agreement, the term “Separation from Service” shall mean a Participant’s “separation from service” with the Company or any of its Affiliates, as defined in Code Section 409A.”

3.    Section 3(b) of each of the Performance-Based RSU Award Agreements is hereby deleted and replaced with the following:

“(b)    Earned Shares. Promptly following the completion of each Measurement Period, and in any event within two and one-half (2 ½) months following the end of the Measurement Period, (i) the Committee will review and certify in writing (x) whether, and to what extent, the Performance Goal for the Measurement Period has been achieved, and (y) the number of shares of the Company’s Common Stock that the Participant has earned and that are to be issued by the Company with respect to such Measurement Period, rounded to the nearest whole share (the “Earned Shares”); (ii) the Company shall issue or cause to be issued in the name of the Participant the number of Earned Shares, if any; and (iii) the Company shall enter the Participant’s name (or the name of the Participant’s personal representative) on the books of the Company as a shareholder of record of the Company with respect to the Earned Shares, if any, as of the date of the Committee’s written certification (a “Settlement Date”). Notwithstanding the foregoing, for a Participant who is or becomes eligible for Retirement at any time prior to the end of the third Measurement Period, any portion of the Award deemed to be Earned Shares as a result of a Participant’s Retirement pursuant to Section 3(c)(ii) below, shall be settled during the earlier of the following periods: (A) within thirty (30) days of such Participant’s Separation from Service or (B) within two and one-half (2 ½) months following the end of the Measurement Period applicable to such portion of deemed Earned Shares. The issuance of such deemed Earned Shares shall be made in accordance with (ii) and (iii) of this Section 3(b) above. The written certification of the Committee shall be final, conclusive and binding on the Participant, and on all other persons, to the maximum extent permitted by law. Upon the issuance of the Earned Shares to the Participant, the portion of the RSUs eligible to be earned for such Measurement Period shall cease to be credited to the Account.
For purposes of this Agreement, the term “Separation from Service” shall mean a Participant’s “separation from service” with the Company or any of its Affiliates, as defined in Code Section 409A.”
4.    Section 3(c)(ii) of each of the Performance-Based RSU Award Agreements is hereby deleted and replaced with the following:

“(ii)    In the event of the termination of the Participant’s continuous employment with the Company or an Affiliate as a result of the Participant’s death, disability (as defined and determined in the sole discretion of the Committee) or Retirement prior to the last day of the Performance Period, the Award shall be payable at the Target Award level, less the number of shares eligible to be earned for any completed Measurement Periods, with such resulting amount deemed to be the Earned Shares. The Company shall issue such Earned Shares in accordance with the timing specified in Section 3(b) above.
For purposes of this Agreement, the term “Retirement” shall mean a termination by the Participant of his or her continuous employment that occurs on or after the date on which the Participant attains the age of fifty-five (55) and has completed at least five (5) years of employment with the Company or any of its Affiliates.”

5.    Except as set forth herein, the Award Agreements remain in full force and effect.

6.    The parties shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purpose of this Amendment.

7.    This Amendment may be executed in any number of counterparts. All executed counterparts shall constitute one agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Amendment to be executed as of the date first written above.

WARRIOR MET COAL, INC.

By:
Name:      Walter J. Scheller, III
Title:     Chief Executive Officer

[GRANTEE]